UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2018

Rodin Global Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-214130	81-1310268
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification No.)

110 E. 59th Street, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 938-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

The information discussed under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.01. Completion of Acquisition or Disposition of Assets.

HOYA Optical Labs of America, Inc. – Lewisville, Texas

On November 7, 2018, Rodin Global Property Trust, Inc. (the “Company”), through an indirect subsidiary, acquired a flex industrial building (the “Property”) located in Lewisville, Texas at a contract purchase price of $14,120,000, exclusive of closing costs. The fee simple interest in the Property is held by a single purpose limited liability company (the “SPE”), which is a wholly-owned subsidiary of the Company’s operating partnership. The Property was acquired from Mohr Whitsett, LLC (the “Seller”). Seller is a third party and not affiliated with the Company. The purchase and sale agreement for the Property was assigned to the SPE by Cantor Real Estate Investment Management Investments, LLC, an affiliate of Cantor Fitzgerald Investors, LLC (“CFI”), the Company’s sponsor, pursuant to an assignment and assumption agreement dated November 7, 2018. The purchase and sale agreement for the Property is included as Exhibit 10.1 to this Current Report on Form 8-K. The description above is a summary and qualified in its entirety by Exhibit 10.1, which is incorporated herein by reference.

The Property is 100% leased to HOYA Optical Labs of America, Inc., a subsidiary of HOYA Corporation, which serves as the guarantor of the lease. The lease is net whereby the tenant is responsible for operating expenses, real estate taxes, insurance, repairs, maintenance and capital expenditures (excluding roof and structure), in addition to its obligation to pay base rent.

The following table provides certain information about the Property:

Rent Commencement Date	Lease Expiration Date	Rentable Square Feet	2019 Rent	Rental Escalations	Tenant Renewal Options
June 15, 2016	June 30, 2028	89,473	$889,255	3.0% rent escalations every two years	Two 7 year renewal options

The Company funded the purchase of the Property with cash from its ongoing initial public offering. The Property will be managed by RDN Property Management, LLC, an affiliate of CFI, pursuant to a property management agreement.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, as well as those risks set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, as amended or supplemented by the Company’s other filings with the Securities and Exchange Commission. Although these forward-looking statements reflect management’s belief as to future events, actual events or the Company’s investments and actual results of operations could differ materially from those expressed or implied in these forward-looking statements. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1*	Purchase and Sale Contract dated as of September 10, 2018, as amended by that certain First Amendment to Purchase and Sale Agreement dated as of October 10, 2018, as further amended by that certain Second Amendment to Purchase and Sale Contract dated as of October 19, 2018, by and between Mohr Whisett, LLC and Cantor Real Estate Investment Management Investments, LLC

*

Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to this agreement have been omitted. The Registrant undertakes to supplementally furnish a copy of the omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RODIN GLOBAL PROPERTY TRUST, INC.

Date: November 13, 2018	By:	/s/ KENNETH CARPENTER
Name: Kenneth Carpenter
Title: President